UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

TORNIER N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Fred. Roeskestraat 123 1076 EE Amsterdam, The Netherlands		None
(Address of principal executive offices)		(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2012, upon recommendation of the Board of Directors, the shareholders of Tornier N.V. (“Tornier”) approved an amendment to the Tornier N.V. 2010 Incentive Plan to increase the number of ordinary shares, par value €0.03 per share, available for issuance under the plan by 2,700,000.

A copy of the Tornier N.V. 2010 Incentive Plan, as amended and restated to incorporate such amendment, is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Tornier held its Annual General Meeting of Shareholders on June 27, 2012. Tornier’s shareholders considered seven proposals, each of which is described in more detail in Tornier’s definitive proxy statement filed with the Securities and Exchange Commission on May 18, 2012. The final results of such shareholder voting on each proposal brought before the meeting were as follows:

	For	Against	Abstain	Broker Non-Votes
Proposal 1—Election of three directors, consisting of one executive director and two non-executive directors, each to serve for a term of three years
Election of Sean D. Carney or Richard B. Emmitt for non-executive director (Votes cast “For” reflected a vote to elect Mr. Carney; votes cast “Against” reflected a vote to elect Mr. Emmitt.)	26,427,389	1,687,823	6,058	3,906,419
Election of Richard B. Emmitt or Kevin M. Klemz for non-executive director (Votes cast “For” reflected a vote to elect Mr. Emmitt; votes cast “Against” reflected a vote to elect Mr. Klemz.)	28,068,255	49,752	3,263	3,906,419
Election of Douglas W. Kohrs or Kevin M. Klemz for executive director (Votes cast “For” reflected a vote to elect Mr. Kohrs; votes cast “Against” reflected a vote to elect Mr. Klemz.)	27,442,615	676,055	2,600	3,906,419
Proposal 2—Approval of amendment to the Tornier N.V. 2010 Incentive Plan to increase the number of ordinary shares available for issuance under the plan by 2,700,000	24,025,132	4,090,188	5,950	0

	For	Against	Abstain	Broker Non-Votes
Proposal 3—Ratification of the appointment of Ernst & Young LLP as Tornier’s independent registered public accounting firm for the fiscal year ending December 30, 2012	31,983,235	11,686	32,768	0
Proposal 4—Appointment of E&Y Accountants LLP as the auditor for Tornier’s Dutch statutory annual accounts for the fiscal year ending December 30, 2012	31,979,279	14,836	33,574	0
Proposal 5—Adoption of Tornier’s statutory annual accounts, as prepared in accordance with Dutch law, for the fiscal year ended January 2, 2012	31,979,610	14,247	33,832	0
Proposal 6—Release of the members of Tornier’s board of directors from liability with respect to the exercise of their duties during the fiscal year ended January 1, 2012	31,726,206	281,088	20,395	0
Proposal 7—Authorization of Tornier’s board of directors to repurchase up to repurchase up to 10% of Tornier’s issued share capital (including depositary receipts issued for shares) until December 27, 2013 on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the market price of a share (or depositary receipt) at the time of the transaction	30,872,944	1,084,323	70,422	0

With respect to Proposal 1, each of Mr. Carney, Mr. Emmitt and Mr. Kohrs was elected by Tornier’s shareholders by the required vote. Regarding Tornier’s other directors, (i) each of Kevin C. O’Boyle and Richard F. Wallman continue to serve as a non-executive director for a term ending at Tornier’s 2013 Annual General Meeting of Shareholders; and (ii) each of Pascal E.R. Girin, Alain Tornier and Elizabeth H. Weatherman continue to serve as a non-executive director for a term ending at Tornier’s 2014 Annual General Meeting of Shareholders.

Each of Proposals 2, 3, 4, 5, 6 and 7 was approved by Tornier’s shareholders by the required vote.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Tornier N.V. Amended and Restated 2010 Incentive Plan (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2012	TORNIER N.V.

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Vice President, Chief Legal Officer and Secretary

TORNIER N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Tornier N.V. Amended and Restated 2010 Incentive Plan	Filed herewith